Exhibit 10.2
Dollar Tree Stores, Inc.

AUG 212002

DOLLAR TREE STORES, INC, AT

CASTLE SHOPS CHESAPEAKE, VA

Final Lease for Castle Shops - Chesapeake, VA

TABLE OF CONTENTS

TABLE OF CONTENTS......................»...................»

LEASE AGREEMENT..........................................................,...............™
A.  BASIC LEASE PROVISIONS ................................................................................................ 1
1. Premises................................................................................................................................. 1

2. Trade Name............................................................................................................................. 1
3. Permitted Use ..................................................................................................................... 1
4. Notices............................................................................................»^

S. PREM/SES...............................................^
1. Description.............................................................................................................................. 4
2. Right to Remeasure................................................................................................................ 4
C. LEASE TERM................................................................,.................^

5. Tenant's Work..,......................................................................,............6»

Final Lease for Castle Shops - Chesapeake, VA

3. Procedure for Payment ................................................................................................... 8
4. Audit Rights ........................................................................

2. Trade Name............................................................................................w9
3. Operation of Business........................................................................................................... 9

4. Retail Operations.................................................................................................................... 9
J. TENANT'S COVENANTS WITH RESPECT TO OCCUPANCY..................................................... 70
1. Landlord Access................................................................................................................... 10

2. Tenant's Compliance with Rules........................................................................................... 10
3. Landlord's Right to Show Premises...................................................................................... 10
K. REP>URS4WDALrERAr/OtfS...................__

1. Tenant's Rights........................................^^
2. Tenant's Stock..................................................................................................................... 15

3. Consent of Landlord............................................................................................................ 15
O. EMINENT DOMAW.............................^
1. Condemnation Award ............................................................................................................ 15

2. Rights of Termination ............................................................................................................ 15
3. Restoration..............,.................................^                                                                                                                               15
P. DEFAULT AND REMEDIES....................................................................................................... 75

1. Default by Tenant.................................................................................................................. 15
2. Default by Landlord...................................................................,........................,..........^        17
Q. NOTICES..........................17
1. Proper Notice .................................................................................................,...„....„,...... 17

2. Change of Address ............................................................................................................... 17

Final Lease for Castie Shops - Chesapeake, VA

1. ActS.....................,..........................».....»18

2. Asbestos........................................................................................19
3. Tenant's Operations............................................................................................................ 19

4. Indemnification of Landlord ................................................................................................... 19
5. Tenant's Limitation of Liability.............................................................................................. 19
IV. MISCELLANEOUS PKOWS/OWS......................................................^^

9. Attorneys' Fees.......................................................................»...............».............»..........»20

Final Lease for Castle Shops - Chesapeake, VA

LEASE AGREEMENT

19th day of August 2002,  between  DMK
THIS  LEASE,  made  as  of this
ASSOCIATES, a Virginia general partnership, whose address is Port Office Box 869, Virginia Beach, VA 23451 (hereinafter referred to as "Landlord") and DOLLAR TREE STORES, INC., a Virginia corporation, whose address is 500 Volvo Parkway, Chesapeake, Virginia 23320 (hereinafter referred to as Tenant").

WITNESSETH

THAT in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Landlord and Tenant as follows:
!
A.	BASIC LEASE PROVISIONS

the following constitute the basic provisions of this Lease;

1. Premises (as defined in Section B)

A.
Shopping Center Address County Township

Square Footage Frontage
Castle Shops
1105 S. Military Highway
Chesapeake, VA 23320
17,200 square feet 100 linear feet

Tenant's Proportionate Share. 47.1%. Tenant's Proportionate Share shall be equal to a fraction, the numerator of which shall be the number of square feet of gross leasable area within the Premises (17,200 square feet) ("Premises GLA") and the denominator of which shall be the Shopping Center gross leasable area (36,519 square feet) ("Shopping Center GLA").

d.         Space Number Trade Name.
2.
DOLLAR TREE

3.         Permitted Use. The retail sale of general merchandise including, but not limited to, home decor and accessories, costume jewelry, bathroom accessories, toys, stationery, auto accessories, apparel, kitchen accessories, household and cleaning products, gift wrap, greeting cards, party supplies, health and beauty supplies, novelty candy and snacks, and other incidental food items as well as other items typically sold in a majority of Dollar Tree stores. Tenant agrees that no one category will become the primary product line of the retail business so that no product line will exceed twenty-five percent (25%) of the sales floor area. Landlord covenants that Tenant will be permitted to occupy the Premises for the entire Lease Term for the uses herein specified. Landlord warrants that as of the date hereof there are no recorded or unrecorded restrictions or other tenant exclusives which would prohibit Tenant's use of the Premises as stated above. The exclusives and restrictions in place in the Shopping Center, if any, are attached as Exhibit G.

Final Lease for Castle Shops - Chesapeake, VA

4.
Notices.

Landlord                                          DMK ASSOCIATES
Post Office Box 869 Virginia Beach, VA 23451 Telephone: 757-428-8900 Facsimile: 757-428-8814

Tenant                                          DOLLAR TREE STORES, INC.
Attn: Lease Administration Department 500 Volvo Parkway Chesapeake, VA 23320 Telephone: 757-321-5000 Facsimile: 757-321-5220

5. Effective Date of Lease. Execution of the Lease Agreement and delivery of the Leases to all parties.

6.         Delivery Date for Possession of Premises ("Delivery Date"). January 31,2003.

7. Lease Term Commencement Date. The Lease term shall commence the earlier of (a) ninety (90) days after the Delivery Date or (b) when Tenant opens for business.

8. Rent Commencement Date. Base Rent (as defined in Section E) shall commence the earlier of (a) ninety (90) days after the Delivery Date or (b) when Tenant opens for business.

9.	Termination Date. The Original Lease Term shall terminate on the last day of the twenty-

fourth (24m) calendar month following the Lease Term Commencement Date set forth in

Section A.7 hereof.

10.        Rental Terms and Renewal.

TERM	YEARS	PER SQ FT	MONTHLY	ANNUALLY
Original Lease Term	1-2	$4.90	$7,023.33	$84,280.00
First Renewal Term	3-7	$6.14	$8,800.67	$105,608.00
Second Renewal Term	8-14	$6.64	$9,517.33	$1 14,208.00

11.       Additional Rent. Any amounts to be paid by Tenant to Landlord pursuant to the provisions of this Lease, including Common Area Maintenance Charges (as defined in Section G.2), Real Estate Taxes (as defined in Section F.1), and Insurance (as defined in Section L.4.b), whether such payments are to be periodic and recurring or not, shall be deemed to be "Additional Rent" and otherwise subject to all provisions of this Lease and of law as to the default in the payment of Base Rent. Additional Rent shall commence on the Rent Commencement Date.

$0.72 per square foot $0.82 per square foot $0.04 per square foot

$1.13 per square foot

12.        First Year Operating Charges

Common Area Maintenance
Taxes
Insurance

Total

Final Lease for Castle Shops - Chesapeake, VA

Tenant will pay its proportionate share of actual operating expenses for the first year of the Original Lease Term in accordance with this Section A.12, and Sections F.1 and G.2 of this Lease; however, Landlord represents the first year's operating charges will not exceed $1.13 per square foot.

13.       Annual Increases for Common Area Maintenance Charge. Annual increases for the Common Area Maintenance Charge will not exceed five percent (5%) of such charges on a non-cumulative basis for the previous year during the entire Lease Term and any Renewal Term(s) thereof.

14.       Kickout Clause. Intentionally deleted.                                                                                                   '

15.        Exclusive. Tenant shall have an "exclusive" for a single price point variety retail store. Landlord will not permit any other occupant in the Shopping Center to operate a retail variety store whose Principal Business (hereinafter defined), is selling merchandise at a single price point or retail operations with the word "Dollar" in their trade name. For the purpose of this section, Principal Business shall be defined as selling such single price point merchandise in twenty-five percent (25%) or more of the sales floor area (including one-half ("A) of the adjacent aisle space).

If Landlord violates this exclusive, Tenant shall pay one-half (1/z) monthly Base Rent plus full Additional Rent beginning thirty (30) days after the violation occurs and continuing until the violation is cured. However, if the violation has not been cured within six (6) months, Tenant shall have the option to terminate the Lease. If Tenant does not elect to terminate the Lease, Tenant will continue to pay one-half (1/2) Base Rent plus full Additional Rent throughout the remainder of the then current Lease Term, or until the violation is cured.

If Tenant does elect to terminate the Lease, Landlord shall reimburse Tenant within thirty (30) days of Landlord's receipt of written notice for the unamortized value (using a straight-line amortization schedule over the Original Lease Term) of the cost of the Tenant's Improvements and other costs Incurred by Tenant. Upon such termination, Landlord and Tenant shall be relieved of any further obligations to the other hereunder.

16.       Co-Tenancv. Intentionally deleted.

17. Free Rent. Landlord has agreed that Tenant's Base Rent and Additional Rent shall be abated in the amount of Forty-Two Thousand Five Hundred Dollars ($42,500). Said rant abatement is being taken as reduced rent over the first twenty-four (24) months of the

Initial lease term and is already reflected in the reduced rental terms for Original Lease

Term Years 1-2 shown in Section A.10.	!

Final Lease for Castle Shops - Chesapeake, VA

B.           PREMISES

1.         Description. Landlord hereby leases to Tenant the Premises ("Premises") described as follows: The space within a one-story unit (without basement, balcony, or mezzanine) as measured from the exterior face of any exterior walls and to the centerline of common walls, and crosshatched on the Site Plan attached hereto as Exhibit A. Landlord agrees that there is, as of the date of the Lease, tractor- trailer and/or dumpster-truck ingress to and egress from the rear service door of the Premises or Tenant's dumpster, and throughout the Lease term, as such may be extended, Landlord will take no action which would deprive Tenant's tractor-trailers or dumpster-trucks of such continued ingress and egress. Landlord warrants that no change in the Site Plan shall occur without Landlord first notifying Tenant. In the event the Shopping Center is new construction, Landlord shall furnish the engineered plans to be attached hereto as Exhibit A-2. The "Shopping Center" is more fully described in the legal description attached hereto as Exhibit B.

2.         Right to Remeasure. Prior to opening the store for business, Landlord and Tenant reserve the right to remeasure the Premises to determine the Premises GLA. In the event the remeasurement discloses that the actual Premises GLA as set forth in the preceding paragraph is incorrect, Landlord and Tenant shall execute an amendment to the Lease (i) reflecting the actual Premises GLA; (ii) adjusting the Base Rent based on the new square footage; (iii) adjusting Renewal Rent; and (iv) adjusting Tenant's Proportionate Share of the Shopping Center as defined in Section A.1.c, and all other charges accruing under the Lease which are based on the actual Premises GLA. In the event of an adjustment, Tenant will pay any excess Base Rent or Additional Rent owed to Landlord within thirty (30) days after receipt of a statement, or Tenant shall take a credit for any overpayment against the next monthly Base Rent and Additional Rent payments.

C.         LEASE TERM

1.         Lease Effective Date. The Lease shall be effective upon the mutual execution of the Lease and delivery of the Lease to all parties. The Original Lease Term shall commence upon the Lease Term Commencement Date and shall terminate on the last day of the twenty-fourth (24th) calendar month following the Lease Term Commencement Date as set forth in Section A.7 hereof. In no event shall the Expiration Date occur during the months of October, November, or December, and as such the Termination Date shall be extended to January 31 following the date of termination of the Lease.

Commencement Certificate. Upon the Rent Commencement Datet Tenant will prepare a written instrument stipulating the Lease Term Commencement Date, \ the Rent Commencement Date, and the Lease /Termination Date to be signed by all parties.

Option to Renew. Provided Tenant is not in default beyond any applicable cure period under any of the terms and provisions\herein contained at the time of renewal, Landlord hereby grants to Tenant the option to\renew this Lease for the periods ..stipulated in Section A.10. The First Renewal Term and each succeeding Renewal Term(s) (if any) shall be based upon all the terms and conditions contained in this lease except for payment of Base Rent that shall be increased pursuant to Section A.10 ("Renewal Rent). Notice of election by Tenant to exercise each option shall be given to Landlord in writing at least six (6) months prior to the expiration of the then current term; provided, however, that Tenant's right to exercise any option hereunder shall not expire unless and until Landlord has given Tenant written notice of Tenant's failure to timely exercise its option. After receipt of such notice from Landlord, Tenant shall have fifteen (15) days to notify Landlord if Tenant wishes to exercise such option.

Final Lease for Castle Shops - Chesapeake, VA

D.         CONSTRUCTION

Delivery. The Delivery Date of the Premises from Landlord to Tenant shall be on January 31, 2003, As Is. If Landlord is unable to deliver the Premises within sixty (60) days after the Delivery Date, Tenant, at its discretion, may either (a) cancel this Lease with no further obligation hereunder, or (b) receive a credit against Base Rent equal to Five Hundred Dollars ($500) per day for each day commencing on the sixty-first (61st) day after the Delivery Date above specified and ending with the date the Premises is delivered to Tenant.

Tenant will not be required to accept delivery of stores between September 15th and October 31st.

Force Maieure. The period of time during which Landlord or Tenant is prevented or delayed in the performance of, or the making of any improvements or repairs or fulfilling any obligation required under this Lease due to delays caused by fire, catastrophe, strikes or tabor trouble, civil commotion, acts of God, governmental prohibitions or regulations including administrative delays in obtaining building permits, inability to obtain materials or other causes beyond the responsible party's control, shall be added to that party's time for performance hereof, and Landlord or Tenant shall have no liability by reason thereof. Tenant's obligation to pay rent is excluded from Force Majeure except when caused by administrative delays in obtaining building permits, subject to Tenant timely applying for such permits.

HVAC. Landlord, upon delivery of the Premises, will warrant that the HVAC system will be in good working order. System will be maintained by Tenant, but replaced by Landlord, if age and condition dictate.

Sign Package. Tenant's sign package is attached as Exhibit D and made a part of this Lease, Tenant will place no sign on the exterior of the Premises or on the interior surface of any windows of the Premises (except for Tenant's standard window decal treatment which in no event shall occupy more than fifteen percent (15%) of said window) unless it meets the standards set forth in Exhibit D attached hereto. Exterior signs are to be provided by Tenant, individually lit, sixty (60) inch (or larger if allowed by focal code) channel letters in Dollar Tree's registered trademark logo and face color 5121-0 Green by Cyro, and are to be located on the store front. Exterior signage as shown on Exhibit D is hereby approved by Landlord, subject to local codes. Tenant will have the right to place temporary signage announcing the opening of a new store. Tenant agrees not to display any pennants, searchlights, window signs, or similar temporary advertising media. Tenant may display banners inside the Premises within two (2) feet from the front of the store as long as they are professionally prepared.

b. Pylon. Tenant shall have the right to place signage on any existing or future pylon signs at no additional cost other than manufacture and installation of its panel.

c.         Maintenance and Removal. Tenant agrees to maintain its signs in good states of repair and save Landlord harmless from any loss, cost, or damage resulting from the signs' condition and shall repair any damage which may have been caused by the erection, existence, maintenance, or removal of such signs. Upon vacating the Premises, Tenant agrees to remove all signs and repair all damages caused by such removal.

Final Lease for Castle Shops - Chesapeake, VA

5.         Tenant's Work. Tenant's work, if any, is detailed in Exhibit C of this Lease. Prior to the execution of this Lease, Landlord must provide Tenant a copy of the Tenant Handbook, if one exists, to be attached hereto as Exhibit F. Failure to provide Tenant a copy of the Tenant Handbook will exempt Tenant from abiding by any conditions contained therein.

6.         Code Compliance. Landlord warrants that, to the best of Landlord's knowledge, as of the Delivery Date, the structure of the Premises is in compliance with all applicable laws, codes, rules, and regulations of governmental authorities ("Applicable Laws") and free from patent and latent defects. In the event it is determined that the structure is not in compliance with Applicable Laws (i) as of the Delivery Date, and as a result, the municipality having jurisdiction over the Premises refuses to issue Tenant a building permit or certificate of occupancy, or (ii) after the Delivery Date, if Tenant is notified that the Premises was not in compliance with applicable laws on the Delivery Date, Tenant shall notify Landlord, and Landlord shall act promptly to bring the structure into compliance. The foregoing warranty shall not apply to any conditions created or related to Tenant's Work, remodeling, specific use or occupancy of the Premises, or assignment or subletting of the Premises. In addition, in the event any structural modifications to the Shopping Center or the Premises are required by governmental or insurance regulations, Landlord shall be responsible to perform any such modifications unless required by Tenant's specific use of the Premises. Tenant shall be responsible to perform any necessary nonstructural modifications to the Premises as well as any modifications, regardless of where located, if occasioned by Tenant's use of the Premises. Nothing contained herein shall negate Landlord's or Tenant's right to challenge any such requirements in administrative and/or judicial proceedings.

7. Roof. Landlord will be responsible to provide a structurally sound, leak-free roof. Landlord is responsible for all costs associated with correcting all deficiencies prior to the Delivery Date.

8.	Time is of the Essence. TIME IS OF THE ESSENCE WITH REGARD TO SECTION D

OF THIS LEASE.

E.           BASE RENT.

Tenant agrees to pay to Landlord, at the address noted above, or at such place as Landlord may from time to time designate in writing, Base Rent for the Premises during the Lease Term, as set forth in Section A.10, in advance on the first day of each calendar month. The amounts to be paid by Tenant for Base Rent and Additional Rent shall be pro-rated on a per diem basis for any partial month in the first Lease Year.

F,         TAXES

1.         Real Estate Taxes and Assessments. Tenant agrees to pay Tenant's Proportionate Share of all real estate taxes and assessments, together with any and all expenses incurred by Landlord in negotiating, appealing, or contesting such taxes and assessments, both general and special, levied and assessed against the land, buildings, and all other improvements which may be added thereto, or constructed within the Shopping Center. Tenant's Proportionate Share of taxes will include all discounts and exclude all penalties and interest. Tenant's Proportionate Share shall be as defined in Section A.1.c. Tenant's Proportionate Share shall be at the time such taxes were levied or assessed, but excluding the gross leasable area of any buildings within the Shopping Center which are separately assessed for tax purposes and billed to an entity other than Landlord or paid directly by an entity other than Landlord.

2. Procedure for Payment. During the Lease Term, or any Renewal Term(s) thereof, Tenant shall pay to Landlord, monthly in advance, an amount equal to one-twelfth (1/12th)

Final Lease for Castle Shops - Chesapeake, VA

of Tenant's Proportionate Share of real estate taxes and assessments for the current tax year as reasonably estimated by Landlord. If Tenant's Proportionate Share of real estate taxes and assessments with respect to any tax year is less than the total amount paid by Tenant for such period, the excess shall be credited against the next rental payment. If Tenant's Proportionate Share of real estate taxes and assessments for any tax year exceeds the total amount paid by Tenant for such period, Tenant shall, within thirty (30) days of receipt of a copy of the actual tax bill from Landlord, pay the difference between the actual amount paid by Tenant and Tenant's Proportionate Share of real estate taxes and assessments.

3.         Municipal. County. State, or Federal Taxes. Tenant shall pay, before delinquent, all municipal, county, state, or federal taxes assessed against Tenant's fixtures, furnishings, equipment, stock-in-trade, or other personal property owned by Tenant in the Premises.

4.         Other Taxes. Should any governmental taxing authority levy, assess, or impose any tax, excise, or assessment (other than income, inheritance, gift, or franchise tax) upon or against the rentals payable by Tenant to Landlord, by way of substitution for or in addition to any existing tax on land and buildings, Tenant shall be responsible for and shall pay any such tax, excise, or assessment, or shall reimburse Landlord for the amount thereof, as the case may be.

G.         COMMON AREAS                                                                                                              !

1. Common Areas. Landlord grants to Tenant and Tenant's invitees the right to use, in common with all others to whom Landlord has or may hereafter grant rights to use same, the Common Areas located within the Shopping Center. The term "Common Areas," as used in this Lease, shall mean the parking areas, roadways, pedestrian sidewalks, loading docks, delivery areas, landscaped areas, service courts, open and enclosed courts and malls, fire corridors, meeting areas, public restrooms, and all other areas or improvements which may be provided by Landlord for the common use of the tenants of the Shopping Center. Landlord hereby reserves the following rights with respect to the Common Areas:

9. Rules and Regulations. To establish reasonable rules and regulations for the use thereof which shall be uniformly enforced;

t>- Use. To use or prohibit the use by others to whom Landlord may have granted such rights for promotional activities;

c. Closings. To close all or any portion thereof as may be deemed necessary by Landlord's counsel to prevent a dedication thereof or the accrual of any rights to any person or the public therein; and

d. Maintenance. Landlord shall operate, equip, light, repair, and maintain said Common Areas for their intended purposes in an efficient and economical manner.

2.         Common Area Maintenance Charge. Tenant shall pay to Landlord as a "Common Area Maintenance Charge" Tenant's Proportionate Share as defined in Section A.1.c of all costs and expenses paid or incurred by Landlord in operating, maintaining, and repairing the Common Areas. In no event shall the Common Area Maintenance Charge include any depreciation on improvements or equipment, the cost of correcting or repairing construction or design defects in the Common Area, or legal fees attributable to any matters concerning any other tenant of the Shopping Center. Such costs and expenses may include but not be limited to: cleaning, lighting, repairing, and maintaining all Common Area improvements, paving, roadways, sprinkler equipment, driveways,

Final Lease for Castle Shops - Chesapeake, VA

sidewalks, curbs, culverts and drainage facilities, barriers, retaining walls, fences, directional and Shopping Center signage (other than signs to be maintained by individual tenants), sewer and water supply lines and related facilities, snow and ice removal, parking lot striping, painting, and painting of exterior walls, landscaping, providing security, property damage, fire and extended insurance coverage, personal property taxes, supplies, fire protection and fire hydrant charges, water and sewer charges, and utility charges.

3.         Procedure for Payment. Tenant's Common Area Maintenance Charge shall be paid in monthly installments on the first day of each month in an amount to be estimated by Landlord beginning on the Rent Commencement Date. Within ninety (90) days following the end of the period used by Landlord in estimating Landlord's cost, Landlord shall furnish to Tenant a detailed statement of the actual amount of Tenant's Proportionate Share of such Common Area Maintenance Charge for such period. Within ninety (90) days thereafter. Tenant shall pay to Landlord or take a credit against the next rental payment, as the case may be, the difference between the estimated amounts paid by Tenant and the actual amount of Tenant's Common Area Maintenance Charge for such period as shown by such statement.

4.        Audit Rights. The Common Area Maintenance Charge described in Section G shall be subject to audit by Tenant or an accounting firm of Tenant's choice, at the address Landlord sets forth in this Lease, at Tenant's expense during regular business hours for one (1) year following the end of the period used by Landlord in assessing Tenant's Proportionate Share ("Audit Period"). Landlord shall keep accurate records showing in detail the Common Area Maintenance Charge. These records shall, upon demand, after reasonable notice, be made available during normal business hours at an office of Landlord for inspection by Tenant. Tenant, or its authorized agents, shall, at any time upon reasonable notice to Landlord, have the right to examine and audit any and all books, records, papers and documents relating to the Common Area Maintenance Charge for the Audit Period and the previous three (3) years. Tenant shall keep such information confidential, except in connection with any proceeding regarding same between Landlord and Tenant. Tenant shall pay all costs in connection with any audit by Tenant, unless Landlord's charges exceed the amount that Landlord is entitled to charge Tenant by more than three percent (3%), in which event the reasonable cost of such audit shall be borne by Landlord. Each party shall also immediately pay any and all sums shown by the audit to the other party as additional or overpayment of charges under this paragraph.

Notwithstanding anything to the contrary in this Lease, in the event there is a year-end adjustment or adjustment resulting from an error in calculation of any Additional Rent payable by Tenant under this Lease, other than real estate taxes, Landlord shall notify Tenant of any such adjustment within twelve (12) months after the end of the Lease Year to which such adjustment is applicable. If Landlord fails to notify Tenant of any such adjustment within such twelve (12) month period, Landlord's claim to such adjustment shall be deemed waived.

H.           UTILITIES AND RUBBISH DISPOSAL

1-         Utilities.

a.         Maintenance. Commencing on the Delivery Date, the Landlord shall provide and maintain ail necessary pipes, mains, conduits, wires, and cables to the Premises for water, gas, electricity, and telephone service.

•	b. Tenant's Responsibilities. Tenant shall have ail utilities serving the Premises

(electric, natural gas, water, sewer, and telephone) placed in Tenant's name and

8

Final Lease for Castle Shops - Chesapeake, VA                                                                                                             !

Tenant shall be responsible for the payment of all utility bills directly to the provider.

c.	Landlord's Responsibilities. Notwithstanding the foregoing, Tenant will not be responsible for the cost of any utility tap fees, cost of meter installation, or any other cost which may be levied by a utility other than those charges specifically related to the Tenant's consumption of such utility. Such cost: shall be the sole responsibility of the Landlord.

2.         Rubbish Disposal. Tenant shall be responsible for its trash and refuse collection and disposal. Landlord will provide Tenant an area at the rear of the Premises for the location of such trash and refuse collection. In addition. Tenant agrees to:

a. Proper Containers. Keep any refuse in proper containers until the same is removed from the Shopping Center and to permit no refuse to accumulate around the exterior of the Premises; and

b.         Regulations. Handle and disposal of all rubbish, garbage, and waste in accordance with regulations established by Landlord and not permit the accumulation (unless in sealed metal containers) or burning of any trash. rubbish, refuse, garbage, or waste materials in, on, or about any part of the Shopping Center.

<     3.         Trash Compactor.   Tenant reserves the right, at Tenant's sole cost and expense, to install a trash compactor at the location shown on Exhibit A.

In no event shall Landlord be liable for the quality, quantity, failure, or interruption of the foregoing utility or rubbish disposal services to the Premises unless caused by Landlord's negligent or willful acts.

I.           USE OF PREMISES BY TENANT

1. Use of Premises. Tenant's Use of Premises will be for the Permitted Use as set forth in Section A.3.

2. Trade Name. Unless otherwise provided for herein, Tenant agrees to conduct its business in the Premises under the name of DOLLAR TREE.

3.         Operation of Business. Unless otherwise provided for herein, Tenant agrees to open its store for business, fully fixtured, stocked, and staffed, and to operate in one hundred percent (100%) of the Premises during the hours set by Landlord for all tenants of the Shopping Center, on all business days the Shopping Center is open for business, except where Tenant is prevented from doing so by strikes, casualty, or other causes beyond Tenant's control. Tenant shall be permitted to stock its unit at night.

4.         Retail Operations.                                                                                                        ;

a.         Go Dark. Notwithstanding any provision in this Lease to the contrary, it is expressly acknowledged by Landlord that this Lease contains no implied or express covenant for Tenant to conduct business in the Premises, continuously or otherwise, subject to the Lease terms. In the event Tenant discontinues retail operations in the Premises (excluding, however, an Exempted Discontinuance of retail operations, as defined in Section 4.b), and such discontinuance of retail operations continues for thirty (30) consecutive days, Landlord may, at any time thereafter during the Lease term, elect to terminate this Lease and regain possession of the Premises by written notice to Tenant (the "Termination

9

Final Lease for Castle Shops - Chesapeake. VA

Notice"), in which event this Lease shall terminate as to all obligations accruing thirty (30) days after the date of receipt of the Termination Notice, Tenant shall give Landlord advance notice of any intended discontinuance of business from the Premises as soon as would be reasonable for Tenant to do so, considering Tenant's need to keep such decision confidential. However, unless Landlord terminates the Lease and takes possession as provided above, Tenant shall be obligated to pay Base Rent and Additional Rent until the end of the Lease Term with respect to this Section 1.4.

b.         Exempted Discontinuances. The following discontinuances of retail operations shall be exempted from the applicability of Landlord's right to terminate hereunder ("Exempted Discontinuance"): (i) any good faith discontinuance occasioned by a force majeure event as herein described; (ii) cessation of retail operations not to exceed ninety (90) days in connection with a transfer of possession caused by a permitted assignment or sublet; (iii) any discontinuance not to exceed thirty (30) days in connection with a remodeling; or (iv) a period not to exceed three (3) days per year to conduct inventory.

J.    TENANT'S COVENANTS WITH RESPECT TO OCCUPANCY

1.         Landlord Access. Tenant agrees to permit Landlord free access to the Premises at all reasonable times after notice to Tenant (except in the event of an emergency when no prior notice shall be required) for the purpose of examining the same or making alterations or repairs to the Premises that Landlord may deem necessary for the safety or preservation thereof.

2.        Tenant's Compliance with Rules. Tenant agrees to comply with all reasonable rules and regulations which Landlord may from time to time establish and uniformly enforce for all tenants of the Shopping Center for the use and care of the Premises, the Common Areas, and other facilities and buildings in the Shopping Center.

3.         Landlord's Right to Show Premises. Tenant agrees to permit Landlord or its agents, on or after the last one hundred and eighty (180) days of the Lease Term, to show the Premises to potential tenants.

K.           REPAIRS AND ALTERATIONS

1.         Repairs by Landlord. Landlord shall keep the foundations, roof, floor slab, and structural portions of the outer walls of the Premises in good repair, except for repairs required thereto by reason of the acts of Tenant, Tenant's employees, agents, licensees, or contractors. Tenant shall give Landlord written notice of the necessity for repairs coming to the attention of Tenant following which Landlord shall commence such repairs within fifteen (15) days of receipt of notice as provided in Section Q and shall have a reasonable time to complete such repairs. Notice from Tenant of the need for Landlord to perform a repair to the Premises shall not be a condition to Landlord commencing such repair if Landlord has actual knowledge of the need for repairs. The provisions of this subsection shall not apply in the case of damage or destruction by fire or other casualty or by Eminent Domain, in which events the obligations of Landlord shall be controlled by either Section M or O hereof. Further, Landlord shall not be liable to Tenant for damages to Tenant's inventory or equipment resulting from Landlord's delay in making the repairs required hereunder, provided Landlord is proceeding with reasonable diligence to make the required repairs.

a.         Right of Offset. Notwithstanding the foregoing, in the event of a breach by Landlord of this Section K.1, beyond any applicable cure periods, the Landlord and Tenant agree that Tenant shall be given the right to offset against the Base

10 Final Lease for Castle Shops - Chesapeake, VA

Rent and Additional Rent ("Right of Offset"), the reasonable costs incurred by Tenant to remedy such breach by Landlord so long as:

1) Landlord is given written notice and applicable cure periods as provided herein;

2) Landlord's breach substantially interferes, in Tenant's reasonable business judgment, with Tenant's ability to conduct its business in the Premises; and

3) Landlord shall not have a good faith and commercially reasonable contest to the breach and the Tenant's Right of Offset.

b.         Emergency Repairs. Notwithstanding the foregoing, in the event of an emergency which would affect the health, safety, and welfare of Tenant's employees or customers, Tenant may make such emergency repairs to the Premises as Tenant deems reasonably necessary to protect the Tenant's employees and/or customers and property. Tenant will notify Landlord as soon as possible as to what repairs were made and the cost to affect such repairs. Landlord agrees to reimburse Tenant within thirty (30) days; after Landlord's receipt of a breakdown for such costs incurred by Tenant for such repairs. If Landlord fails to reimburse Tenant within such thirty (30) days, Tenant shall have the Right of Offset against Tenant's Base Rent and Additional Rent until Tenant has recovered the cost of such emergency repairs.

c.         Rights of Recovery. Should Tenant exercise its Right of Offset as provided hereunder, it will not affect any other rights or remedies available to Tenant for recovery which may be available to Tenant at law or in equity in the jurisdiction where the Premises are located.

d.         HVAC System. Landlord, upon delivery of the Premises, will warrant that the HVAC system will be in good working order. System will be maintained by Tenant, but replaced by Landlord, if age and condition dictate.

e. Tenant's Portion of Construction. It is expressly understood that Landlord shall not be responsible for any portions of the Premises constructed by Tenant.

2.           Repairs bv Tenant. Except as provided in Subsection K.1, Tenant shall keep:

8.         Premises. The Premises and every part thereof and any fixtures, facilities, or equipment contained therein, in good condition and repair, including, but not limited to, exterior and interior portions of all doors, door checks and their operation, windows, plate glass, and showcases surrounding the Premises, the heating, air conditioning, electrical, plumbing (excluding any repair to the sprinkler system) and sewer systems, the exterior doors, window frames, and ail portions of the store front area, and shall make any replacements thereof of all broken and/or cracked plate and window glass which may become necessary during the Lease Term, and any Renewal Term(s) thereof, excepting any repairs to items of Landlord's original construction made necessary by reason of damage due to fire or other casualty covered by standard fire and extended coverage insurance,

b.         HVAC system. In connection with Tenant's obligation to maintain the HVAC system servicing the Premises, Tenant shall, during the Lease Term, and any Renewal Term(s) thereof, at its sole cost and expense, maintain a service contract for the routine performance of standard HVAC system maintenance,

Final Lease for Castle Shops - Chesapeake, VA

including but not limited to, quarterly replacement of filters, oiling of mechanical components and inspection for wear and tear. Within fifteen (15) days of Landlord's written request, Tenant shall provide Landlord with a copy of the foregoing HVAC service contract.

3.	Alterations or Improvements by Tenant. Tenant shall be permitted to make any interior,

nonstructural alterations to the Premises up to an amount not to exceed Five Dollars ($5)

per square foot, without Landlord's prior written consent. Any alterations exceeding Five

Dollars ($5) per square foot which may be permitted by Landlord shall be based upon plans and specifications submitted by Tenant and approved by Landlord and upon the condition that Tenant shall promptly pay all costs, expenses, and charges thereof, shall make such alterations and improvements in accordance with the applicable laws and building codes and ordinances and in a good workmanlike manner, and shall fully and completely indemnify Landlord, which indemnification shall be in a form acceptable to

Landlord against any mechanic's lien or other liens or claims in connection with the making of such alterations, additions, or improvements. Tenant shall promptly repair any damages to the Premises, or to the buildings of which the Premises are a part, caused by any alterations, additions, or improvements to the Premises by Tenant. Landlord's approval of Tenant's plans shall not be unreasonably withheld, conditioned, or delayed.

Notwithstanding anything else contained in this Lease, Landlord agrees that such alterations or improvements may require that the business conducted in the Premises discontinue for a period not to exceed thirty (30) days during such construction.

4.         Removal of Improvements. All items of Landlord's construction, all heating and air conditioning equipment, and all alterations, additions, wall coverings, and other improvements by Tenant shall become the property of Landlord at the termination of the Lease and shall not be removed from the Premises. All trade fixtures, furniture, furnishings (including, but not limited to, Tenant's removable carpet tiles), and signs installed in the Premises by Tenant and paid for by Tenant shall remain the property of Tenant and shall be removed upon the expiration of the Lease Term; provided (a) that any of such items as are affixed to the Premises and require severance may be removed only if Tenant repairs any damage caused by such removal, and (b) that Tenant shall have fully performed all of the covenants and agreements to be performed by Tenant under the provisions of this Lease. If Tenant fails to remove such items from the Premises within ten (10) days of the expiration or earlier termination of this Lease, all such trade fixtures, furniture, furnishings, and signs shall become the property of Landlord. Landlord shall have the right to remove same and sell such trade fixtures, furniture, furnishings, and signs to pay for the cost of removal.

L.           INDEMNITY AND INSURANCE

1.	Indemnification by Tenant. Except to the extent caused by Landlord's negligence,

Tenant will indemnify and hold Landlord harmless from and against all loss, cost,

expense, and liability (including Landlord's costs of defending against the foregoing, such cost to include reasonable attorney's fees and costs) resulting or occurring by reason of

Tenant's construction, use, or occupancy of the Premises.

2. Indemnification by Landlord. Except to the extent caused by Tenant's negligence,

Landlord will indemnify and hold Tenant harmless from and against all loss, cost,

expense, and liability (including Tenant's costs of defending against the foregoing, such costs to include reasonable attorney's fees and costs) resulting or occurring by reason of

Landlord's breach of any representation and warranties made by Landlord contained in this Lease or Landlord's operation and maintenance of the Shopping Center and

Common Areas.	|

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3.        Tenant's General Liability Insurance. Tenant agrees to carry general commercial liability insurance covering the Premises and Tenant's use thereof, with a minimum limit of One Million Dollars ($1,000,000) for any casualty resulting in bodily injury, death, or property damage for each occurrence and a minimum limit of Two Million Dollars ($2,000,000) general aggregate and an umbrella policy with a minimum additional overage of One Million Dollars ($1,000,000). Tenant shall provide certificates of such coverage to Landlord prior to the date of any use or occupancy of the Premises by Tenant; said certificate shall name Landlord as an additional insured, as its interests may appear, under such insurance policy, and the insurer agrees to notify Landlord and such other parties designated by Landlord as additional insureds not less than ten (10) days in advance of any substantial modification or cancellation thereof.

4.         Landlord's Insurance.                                                                                                    :

a.         Insurance for Improvements. Landlord agrees to carry policies insuring the improvements on the Shopping Center and Common Areas against fire and such other perils as are normally covered by special coverage endorsements in the county where the Premises are located, in an amount equal to at least eighty percent (80%) of the insurable value of such improvements. Tenant shall have no rights in said policy or policies maintained by Landlord and shall not be entitled to be a named additional insured thereunder.

b.         Tenant's Proportionate Share. During the Lease Term, or any Renewal Term(s) thereof, Tenant shall pay to Landlord, monthly in advance, an amount equal to one-twelfth (1/12*) of Tenant's Proportionate Share of Landlord's insurance premium for the current year as reasonably estimated by Landlord. If Tenant's Proportionate Share of the insurance premium is less than the total amount paid by Tenant for such period, the excess shall be credited against the next rental payment. If Tenant's Proportionate Share of the insurance premium exceeds the total amount paid by Tenant for such period, Tenant shall, upon receipt of a copy of the actual insurance premium invoice from Landlord, pay the difference between the actual amount paid by Tenant and Tenant's Proportionate Share of the insurance premium. Tenant reserves the right to audit Landlord's insurance payments.

c.                                Liability  Insurance.     Landlord  agrees to  carry general  commercial liability

insurance covering the Shopping Center and Common Areas with a minimum limit of One Million Dollars ($1,000,000) for any casualty resulting in bodily injury, death, or property damage for each occurrence and a minimum limit of Two

_______Million Dollars ($2.000.0001 general aggregate.___________________

5-         Self-insure. Tenant may self-insure its leasehold improvements, inventory, fixtures, equipment, and plate glass in the Premises during the Lease Term and any Renewal Term(s) or extensions thereof so long as Tenant shall have a net worth of at least Ten Million Dollars ($10,000,000). At Landlord's written request, Tenant shall furnish Landlord with an Annual Report evidencing such net worth if Landlord cannot access the Annual Report and other financial data on Tenant's web site at www.dollartree.com.

~B!         Mutual Waiver. Tenant hereby waives any claim against Landlord for property damage occurring in the Premises and Tenant's all-risk insurer hereby waives its rights of subrogation against Landlord for property damage occurring in the Premises, and in consideration thereof, Landlord waives any claim against Tenant for property damage occurring in the Shopping Center and Common Areas and Landlord's all-risk insurer shall waive its rights of subrogation against Tenant for property damage occurring in and to the Shopping Center and Common Areas.

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Final Lease for Castle Shops - Chesapeake, VA

M.         DAMAGE AND DESTRUCTION

1.        Partial Damage. In the event the Premises are damaged to an extent which is less than fifty percent (50%) of the cost of replacement of the Premises, the damage shall, except as hereinafter provided, promptly be repaired by Landlord, at Landlord's expense and such repairs shall commence not later than thirty (30) days after such casualty and completed within ninety (90) days after commencement of repairs. In the event the Premises are damaged less than fifty percent (50%) of the cost of replacement of the Premises in the last two (2) years of any Lease term, including any Renewal term(s), Landlord or Tenant shall have the right to terminate the Lease. However, if Landlord can repair the damage and return the Premises to Tenant so that there is a minimum of thirteen and one-half (13 1/2) months remaining on the then current Lease term, then Tenant shall not have the right to terminate the Lease. If the Landlord elects to terminate the Lease as provided above, then Tenant can negate Landlord's election to terminate the Lease by exercising early its upcoming Renewal term, provided there is at least one additional Renewal term remaining under the Lease.

2.         Total Damaoe. In the event (a) the Premises are damaged to the extent of fifty percent (50%) or more of the cost of replacement of the Premises or (b) the buildings in the Shopping Center are damaged to the extent of fifty percent (50%) or more of the cost of replacement, notwithstanding the extent of damage to the Premises, then either Landlord or Tenant may elect to terminate this Lease upon giving notice of such election in writing to the other within thirty (30) days after the event causing the damage. If this Lease is not terminated as provided for above, the Landlord will commence the repairs or rebuilding not later than forty-five (45) days after the casualty and complete such repairs within one hundred and eighty (180) days after commencement of such repairs.

3.         Repair. If Landlord is required under Section M.1, or elects to repair under Section M.2, Tenant shall repair or replace its stock-in-trade, trade fixtures, furniture, furnishings, equipment, and personal property in a manner and to at least a condition equal to that prior to its damage or destruction.

4.        Abatement of Rent. If the casualty, repairing, or rebuilding shall render the Premises untenantable, in whole or in part, a proportionate abatement of the Base Rent and Additional Rent shall be allowed until the date Landlord completes the repairs or rebuilding and Tenant has a reasonable time, not to exceed ninety (90) days from Delivery by Landlord to complete Tenant's required build out and opens for business.

N.         ASSIGNING AND SUBLETTING

1.         Tenant's Rights. Tenant shall have the right, without Landlord's consent, to assign this Lease or to sublet the whole or any part of the Premises at any time provided that notice is given within thirty (30) days after such assignment or sublet, and provided:

a.         Tenant will remain liable hereunder;

b.         Tenant's assignee or sub-tenant will assume all obligations under the Lease;

c.	The Premises will continue to be used only for retail sales consistent with the

Permitted Use clause; and

d. Tenant transfers at least five percent (5%) of its stores in connection with such assignment.

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2. Tenant's Stock. A portion of Tenant's stock is publicly traded arid any change in ownership of capital stock shall not constitute an Assignment for the purposes of this Lease.

3.         Consent of Landlord. Except as provided above, Tenant shall not assign this Lease or sublet the Premises, in whole or in part, without the prior written consent of Landlord; however, such consent shall not be unreasonably withheld, delayed, or conditioned. The use of such sublet or assignment shall be for any lawful use, as approved by Landlord, provided such consent shall not be unreasonably withheld, delayed, or conditioned, which does not violate any recorded restriction or any existing exclusives of other tenants at the time of such assignment or sublet. In the event of such assignment or sublet, Tenant will remain primarily liable for the performance of the covenants herein contained binding upon Tenant. Landlord's consent to the assignment or subletting shall not waive the requirements that Landlord's consent be obtained for further assignment or sublets.

O.         EMINENT DOMAIN

1. Condemnation Award. In the event the Shopping Center or any part thereof shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by any authority in appropriate proceedings or by any right of eminent domain, the entire compensation award thereof, shall belong to Landlord, without any deduction therefrom, for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title, and interest to any such award. Tenant shall have the right to recover such compensation as may be awarded on account of the value of leasehold improvements made by Tenant and for moving and relocating expenses.

2.        Rights of Termination. In the event of a taking under the power of eminent domain of (a) more than twenty-five percent (25%) of the Premises or (b) a sufficient portion of the Shopping Center so that after such taking less than fifty percent (50%) of the Shopping Center GLA (as constituted prior to such taking) are occupied by tenants, either Landlord or Tenant shall have the right to terminate this Lease by notice in writing given within thirty (30) days after the condemning authority takes possession, in which event all Base Rent and Additional Rent shall be pro-rated as of the date of such termination.

3.         Restoration. In the event of a taking of any portion of the Premises riot resulting in a termination of this Lease, Landlord shall use as much of the proceeds of Landlord's award for the Premises as is required therefore to restore the Premises to a complete architectural unit and this Lease shall continue in effect with respect to the balance of the Premises, with a reduction of Base Rent and Additional Rent in proportion to that portion of the Premises taken.

P.	DEFAULT AND REMEDIES ;

1. Default bv Tenant. !

a.	Financial Default. The Tenant shall be in financial default if it fails to pay when due each installment of Base Rent or Additional Rent.

b.	Notice. In the event Tenant is in financial default, it shall have a grace period of ten (10) days to cure such default after Tenant shall have received notice of such default by certified mail, return receipt requested or by a nationally recognized overnight courier that provides verification of receipt to the address stated in

Section A.4 of this Lease.

15 Final Lease for Castle Shops - Chesapeake, VA

c.         General Default. Tenant shall be in general default if it shall fail to keep or shall violate any other conditions, stipulations, or agreements contained herein on the part of the Tenant to be kept and performed.

d.         Notice. In the event Tenant is in general default, it shall have a grace period of thirty (30) days to cure such default after Tenant shall have received notice of such default by certified mail, return receipt requested or by a nationally recognized overnight courier that provides verification of receipt to the address stated in Section A.4 of this Lease, Tenant must be given written notice of every event of default and shall be permitted thirty (30) days within which to cure that default. Notwithstanding the foregoing the default hereunder shall be deemed cured if Tenant in good faith commences performance requisite to cure same within thirty (30) days after receipt of notice and thereafter continuously and with reasonable diligence proceeds to complete the performance required to cure such default.

In no event, however, shall Landlord be required to forebear from exercising its remedies for a period in excess of ninety (90) days.

e. Landlord's Options. In the event Tenant is in either financial or general default, Landlord, at its option may:

1)        Terminate this Lease; or

2)         Enter upon the Premises without terminating this Lease and may re-let the Premises in its own name for the account of Tenant for the remainder of the Term and recover from Tenant any deficiency for the balance of the Term between the amount for which the Premises were re-let, and the Base Rent and Additional Rent provided hereunder as it becomes due. Tenant agrees to pay all reasonable costs incurred by Landlord in reletting the premises.

f.	Failure to Exercise Rights. No delay or omission by Landlord to exercise any right or power accruing upon any noncompliance or default by Tenant with respect to any of the terms hereof, shall impair any such right or power or be construed to be a waiver thereof. Every such right or power may be exercised at any time during the continuation of this Lease. It is further agreed that a waiver by Landlord of any of the covenants and agreements hereof to t* performed by

Tenant shall not be construed to be a waiver of any subsequent breach thereof or of any covenant or agreement herein contained.

g.         Re-entry. In addition to all other rights granted to Landlord under this Lease, or under prevailing law, or if Tenant shall be in default, Landlord or its agents or employees may immediately or any time hereafter re-enter the Premises and remove Tenant, Tenant's agents, any subtenants, any licensees, any concessionaires and any invitees, and any of its or their property from the Premises, provided Landlord has an appropriate court order. Re-entry and removal may be effectuated by summary dispossession proceedings, by any suitable action or proceeding at law, by force, or otherwise. Landlord shall be entitled to the benefits of all provisions of law respecting the speedy recovery of lands and tenements held over by Tenant or proceedings in forcible entry and detainer. Tenant's liability under the terms of this Lease shall survive Landlord's re-entry, the institution of summary proceedings, and the issuance of any warrants with respect thereto.

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2.         Default bv Landlord. In the event Landlord shall fail to perform any obligations specified in this Lease, then Tenant may, after the continuance of any such default for thirty (30) days after written notice thereof to Landlord, cure such default, all on behalf of and at the expense of Landlord, and do ail necessary work in connection therewith, and Landlord shall pay Tenant, within thirty (30) days of demand, the amount so paid by Tenant. A default hereunder shall be deemed cured if Landlord in good faith commences performance requisite to cure same within thirty (30) days after receipt of notice and thereafter continuously and diligently proceeds to complete the performance required to cure such default. In the event of default under this provision by Landlord, Tenant shall have all remedies accorded to it under the laws of the state in which the Premises are located. In no event, however, shall Tenant be required to forebear from exercising its remedies for a period in excess of ninety (90) days.

Q.         NOTICES                                                                             !

1.         Proper Notice. Any notice or consent required to be given by or on behalf of either party to the other shall be in writing and shall be deemed given when received or rejected after such notice shall have been mailed by certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier that provides verification of receipt to the address stated in Section A.4 of this Lease. Landlord shall not mail or deliver any notice or consent required to be given by or on behalf of Landlord to the Premises.

2. Change of Address. Either party's address may be changed from time to time by such party giving written notice to the other party of the new address.

R.         MORTGAGE SUBORDINATION.

Landlord is the fee simple owner of the Shopping Center. This Lease is and shall at all times, unless Landlord shall otherwise elect, be subject and subordinate to all easements and encumbrances now or hereafter affecting the fee title of the Shopping Center and to all mortgages, deeds of trust, financing or refinancing in any amounts which may now or hereafter be placed against or affect any or all of the land or any or all of the building and improvements now or at any time hereafter constituting part of or adjoining the Shopping Center. Notwithstanding the foregoing, any successor to Landlord's interest in the Premises, including any ground lesser or holder of any mortgage or deed of trust, or to any purchaser at foreclosure (or by deed in lieu of foreclosure) shall, so long as Tenant is not in default of the terms and conditions of this Lease (beyond any applicable cure periods), recognize and accept this Lease and all terms, conditions, and obligations of the Landlord contained herein. Tenant also agrees that any mortgagee or trustee may elect to have this Lease deemed prior to the lien of its mortgage or deed of trust, and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees that if Landlord's mortgagee or trustee requests confirmation of such subordination, within twenty (20) days after receipt of writing request therefore, Tenant shall execute and deliver whatever instruments (including but not limited to a Memorandum of Lease and/or a Non-Disturbance and Adornment Agreement in recordable form) may be required for such purposes to carry out the intent of this section.

S.           ESTOPPEL CERTIFICATES

At any time and from time to time, Tenant agrees, within twenty (20) days after receipt of written request from Landlord, to execute and deliver to Landlord, for the benefit of such persons as Landlord names in such request, a statement in writing and in form and substance provided by Landlord certifying to such of the following information as Landlord shall request: (a) that this Lease constitutes the entire agreement between Landlord and Tenant and is unmodified and in

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Final Lease for Castle Shops - Chesapeake, VA

full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (b) the dates to which the Base Rent, Additional Rent, and other charges hereunder have been paid; (c) that the Premises have been completed on or before the date of such letter and that all conditions precedent to the Lease taking effect have been carried out; (d)that Tenant has accepted possession, that the Lease Term has commenced, that Tenant is occupying the Premises, that Tenant knows of no default under the Lease by Landlord and that there are no defaults or offsets which Tenant has against enforcement of this Lease by Landlord; (e) the actual Rent Commencement Date of the Lease and the expiration date of the Lease; and (f) that Tenant's store is open for business; provided such facts are true and ascertainable.

T.           COVENANT OF QUIET ENJOYMENT

Landlord hereby covenants that if Tenant shall perform all the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the continuance hereof have quiet enjoyment of the Premises without hindrance from any person.

U.         LIABILITY OF LANDLORD

1.        Judgments. Notwithstanding anything to the contrary provided in 'this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that if Landlord shall fail to perform any covenant, term, condition, or warranty contained in this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title, and interest of Landlord in the Shopping Center, as the same may then be encumbered, and neither Landlord, nor, if Landlord be a partnership, any of the partners comprising such partnership shall be liable for any deficiency. It is understood that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Shopping Center as herein before expressly provided.

2.         Transfer of Title. In the event of the sale or other transfer of Landlord's right, title, and interest in the Premises or the Shopping Center, Landlord shall be released from all liability and obligations hereunder only if its transferee shall assume in writing the obligations of Landlord herein set forth.

V.   ENVIRONMENTAL MATTERS - NO HAZARDOUS SUBSTANCES       '.

1.         Acts. For the purposes of this Lease, the term "Hazardous Materials" shall include, without limitation, those substances, materials, or waste described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (CERCLA), (42 US.C. 9601, et seq.); The Resource Conservation and Recovery Act, as amended (RCRA), (42 U.S.C. 6901, et seq,); Emergency Planning & Community Right-to-Know Act, as amended (EPCRA), {42 U.S.C. 11991, et seq.); Clean Water Act, as amended (CWA), (33 U.S.C. 1251, et seq.);Clean Air Act, as amended (CAA), (42 U.S.C. 7401, et seg.);Toxic Substances Control Act, as amended (TSCA), (15 U.S.C. 2601, et sep.); Safe Drinking Water Act, implementing regulations for such Acts, and as amended (SDWA), (42 U.S.C. 300(f) et seq.), and any other applicable federal, state, local laws or ordinances, and the regulations adopted thereunder, or any other substance, material or waste which has been determined by the United States Environmental Protection Agency, the Federal Occupational Health and Safety Administration, or any other federal or state agency, to be capable of posing significant risk of injury to human health or safety.

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Final Lease for Castle Shops - Chesapeake, VA

W.

2.         Asbestos. Landlord warrants that upon the Delivery Date to Tenant the Premises will be free of asbestos and other Hazardous Materials, and if found, Landlord wilt remove immediately at Landlord's expense.

3.         Tenant's Operations. Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling, or disposal of "Hazardous Materials," without the prior written consent of Landlord, which consent shall be at Landlord's sole discretion.

4.         Indemnification of Landlord. Tenant will defend, protect, indemnify, and hold Landlord harmless from and against any and at) claims, causes of action, liabilities, damages, costs, and expenses, including, without limitation, attorneys' fees arising from or in any way connected with Hazardous Materials (as defined in Section V.1) introduced to the Premises by Tenant.

5.         Tenant's Limitation of Liability. Notwithstanding the provisions of this Section V, Tenant's liability hereunder will be limited to compliance with all federal and state environmental regulations dealing with release of Hazardous Materials by Tenant and Landlord's rights under this Section V shall not extend to requiring Tenant to perform any duties in excess thereof.

MISCELLANEOUS PROVISIONS

1.         Brokers Commissions. Landlord and Tenant hereby warrant to the other that there are no claims for brokers' commissions or finders' fees in connection with the execution of this Lease, and Landlord and Tenant agree to indemnify and save the other harmless from any liability that may arise from such claims, including reasonable attorneys' fees.

2.         Surrender and Holding Over.

a.         Surrender. Subject to the provisions of Section K.4, Tenant shall deliver up and surrender to Landlord possession of the Premises upon the expiration of the Lease term, or its prior termination for any reason, in as good condition and repair as the same shall be at the commencement of said term (damage by fire and other perils covered by standard fire and extended coverage insurance and ordinary wear and tear excepted).

b.         Holdover. If Tenant fails to surrender the Premises on the date that the Lease term expires or terminates, Tenant's continued occupancy shall be deemed to be a tenancy from month-to-month and such tenancy shall be subject to all of the provisions of this Lease in effect at the time of holdover; provided, however, if said holdover is not consented to by Landlord, then Tenant shall pay monthly Base Rent equal to one hundred and fifty percent (150%) of the monthly Base Rent in effect during the Term immediately preceding the holdover.

Storage Trailer.   Tenant shall be permitted to place a storage trailer at the rear of the" Premises at a location approved by Landlord and subject to local codes and ordinances.

Mechanic's Liens. Should any mechanic's liens or other liens or affidavits claiming liens be filed against the Leased Premises or any portion thereof or interest therein for any reason whatsoever incident to the acts or omissions of Tenant, its agents or contractors, Tenant shall cause the same to be canceled and discharged of record by payment, bonding, or otherwise, within thirty (30) days after notice by Landlord.

Mortgagee Clause. Landlord represents that it has obtained the existing mortgagee's consent to this Lease Agreement, or that such consent is not necessary.
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Final Lease for Castle Shops - Chesapeake. VA

6. Landlord Title Report. Landlord agrees to furnish Tenant with a current Title Report which will be made a part of this Lease and attached as Exhibit E.

7.         Recording. This Lease shall not be recorded. However, upon the request of either Landlord or Tenant, the other party agrees to execute a Memorandum of Lease setting forth such terms and provisions as may be acceptable to both Landlord and Tenant that may be recorded at the cost of the party desiring recording.

8.         Severabilitv. In the event that any provision or section of this Lease is rendered invalid by the decision of any court or by the enactment of any taw, ordinance or regulation, such provision of this Lease shall be deemed to have never been included therein, and the balance of this Lease shall continue in effect in accordance with its terms.

9.        Attorneys' Fees. In the event of any legal proceeding arising out of a dispute among the parties with regard to enforcement of the provision of this Lease, the prevailing party will be entitled to an award of its reasonable attorneys' fees and costs from the non-prevailing party.

1iO. Jury Trial. In the event of a dispute, Landlord and Tenant agree to waive the right to jury trial.

11. Waiver. No waiver of any condition or legal right or remedy shall be implied by the failure of Landlord or Tenant to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant shall be valid unless it is in writing and signed by Landlord or Tenant.

12.       Force Maieure. In addition to the provisions of Section D.2, Force Majeure, with respect to the Lease in general, shall mean strikes, delays caused by the other party or any governmental or quasi-governmental entity, shortages of materials, natural resources or labor, or any and all causes beyond the reasonable control of the performing party. Neither party shall be in default under this Lease for failure to perform due to Force Majeure. The time period for such performance shall be extended for each day performance is delayed by Force Majeure.

13. No Partnership. Landlord and Tenant do not. in any way or for any purpose, become a partner with the other in the conduct of cither's business.

14.       Section Headings. The section headings are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of this Lease nor in any way affect this Lease.

15.        Lease Inures to the Benefit of Assignees. This Lease and all of the covenants, provisions, and conditions herein contained shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns respectively, of the parties hereto, provided, however, that no assignment by, from, through, or under Tenant in violation of the provisions hereof shall vest in the assigns any right, title, or interest whatsoever.

16.        No Presumption Against Drafter. Both parties have freely negotiated this Lease. In any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

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Final Lease for Castle Shops - Chesapeake, VA

17.       Authority to Sign Lease. Each of the persons who has signed this Lease represents and warrants that he has been duly authorized to sign this Lease by all necessary action on the part of the entity on whose behalf he has signed this Lease.

18.       Cancellation of Existing Lease. The existing lease dated August 28, 2001, by and between Landlord and Tenant expires January 31, 2003 (the "Existing Lease"). The

Existing Lease shall be continued on a month-to-month basis with a monthly base rental in the amount of $9.00 per square foot until The Commencement Date of this Lease,

Upon the Commencement Date of this Lease, the Existing Lease shall be canceled and terminated and the parties shall be relieved from obligations accruing under said Existing

;                   Lease from and after the Rent Commencement Date.

19.        Entire Agreement. This Lease and the exhibits attached hereto set forth all the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the Premises, and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between them other than are herein set forth. No subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be signed as of the date and year first above written.

Witness                                                                          Landlord

/s/Terry A. Thompson                                                                          DMK Associates

A Virginia General Partnership

/s/ J. Douglas Perry

General Partner

Tenant

Witness                                                                          Dollar Tree Stores, Inc.

/s/Judy Melle                                                                          /s/ Robert G. Gurnee, Vice President

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Final Lease for Castle Shops - Chesapeake, VA
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Final Lease for Castle Shops - Chesapeake, VA

Dollar tree stores, inc.

March 17, 2004
i
VIA FACSIMILE NO 757-428-8814
AND CERTIFIED MAIL. RETURN RECEIPT REQUESTED

DMK Associates - Castle Shops 1023 Laskin Road, Suite4 102 Virginia Beach, VA 23451

Re: Dollar Tree Stores, Inc. #171 Castle Shops Chesapeake, VA

Dear Sir or Madam:
i

Reference is made to that certain Lease Agreement dated August 19, 2002, for approximately 17,200 square feet, located in Castle Shops, in the City of Chesapeake, State of Virginia.

We are exercising our renewal option under this Lease for a period of five (5) years to expire on March 31, 2010. All other terms and conditions of the Lease shall remain in full force and effect. Please sign and return a copy of this letter ("Option Renewal") to acknowledge confirmation of this Option renewal

It has been a pleasure working with your Company and we look forward to several more prosperous years together.
Very truly yours,

/s/ John L. Cote
Vice President, Corporate Counsel

cc: Terry Erney, Real Estate Manager File Scan

Acceptance of renewal option for Dollar Tree Stores, Inc.

By: Terri A. Thompson
Title: Property Manager
Date: 4-1-04

500 Volvo Parkway, Chesapeake, Virginia 23320 Phone: (757) 321-5000 Fax: (757) 321-5292